Exhibit 99.1

FREEDOM HOLDINGS ANNOUNCES CHANGE IN AUDITORS.

BF BORGERS CPA PC APPOINTED AS NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ossian, IN, December 8, 2021, Freedom Holdings, Inc. (PINK: FHLD) (“FHLD” or the “Company”), is pleased to announce it has engaged the independent auditing firm BF Borgers CPA PC (“Borgers”) as its PCAOB audit firm moving forward.

Brian Kistler, CEO, FHLD stated,” I would like to thank OLAYINKA OYEBOLA & CO for the work that was performed. This change of audit firms was not due to any disagreements with Olayinka Oyebola & Co regarding any matter of accounting principles or practices, financial statement disclosures, audit scope, or audit procedure.

We have been in substantive discussions with major financial services company and in preparation of this anticipated acquisition I felt it necessary to increase our access to a different audit firm who has also been engaged by the acquisition target in its anticipated entry into the public markets. Regarding the anticipated acquisition, I will be announcing the execution of a Binding Letter of Intent, once signed, in the very near future. If the transaction is consummated it will mean a whole new life and future for Freedom.

About BF Borgers CPA PC

Borgers is a full-service, PCAOB (Public Company Accounting Oversight Board)-certified public accounting firm, providing audit, tax, and consulting services. For more information, visit www.bfbcpa.us.

ABOUT FREEDOM HOLDINGS, INC.

Freedom Holdings, Inc. is a holding company focusing on identifying opportunities in the financial services sector. The Company’s objective is to acquire undervalued assets and initiate operations in underserved niches. Once established within the FHLD portfolio, the Holding Company will provide the support necessary to maximize its subsidiaries’ business opportunities.

FORWARD-LOOKING STATEMENT

This press release contains certain “forward-looking” statements, as defined in the United States Private Securities Litigation Reform Act of 1995, involving many risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets, and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, regarding the accuracy, completeness, or updated status of such forward-looking statements or information provided by the third-party. Therefore, in no case whatsoever will Company and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information and statements in this press release or any related damages.

Company Contact
Brian Kistler

260-490-9990